UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2020

GL Brands, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55687	46-2093679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 470458, 3101 West 6th Street, Fort Worth, Texas		76147-9998
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 811-4367

3939 Belt Line Road., Suite 350, Addison, Texas 75001
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership

On December 17, 2020 (the “Petition Date”), GL Brands, Inc. (the “Company”) and its debtor subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their Chapter 11 cases pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re GL Brands, Inc. (Case No. 20-43800-elm-11). The Debtors will continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed or will file with the Court motions seeking a variety of “first-day” relief, including to: (a) authorize the Debtors to continue using their existing cash management system, (b) authorize the Debtors to pay prepetition wages, taxes compensation and employee benefits, (c) authorize the Debtors to pay prepetition claims of certain critical vendors, (d) authorize the Debtors to borrow money, and (e) authorize the use of cash collateral.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020	GL BRANDS, INC.

/s/ Carlos Frias
Name: Carlos Frias
Title: Chief Executive Officer

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